UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K
 _______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 6, 2017

OrangeHook, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	000-54249	27-1230588
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

319 Barry Avenue South #300
Wayzata, Minnesota 55391
 (Address of Principal Executive Offices including Zip Code)

(442) 500-4665
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 6, 2017, and December 7, 2017, OrangeHook, Inc., a Florida corporation (the "Company"), entered into two-week Convertible Promissory Notes with John Crotteau, a lender, and Daniel Thompson, a lender (each, a note holder), in the principal amounts of $150,000 (the "Crotteau Note") and $100,000 (the "Thompson Note"), respectively. The Crotteau Note and the Thompson Note mature on December 20, 2017 and December 21, 2017, respectively ("Maturity Date(s)"). Each Convertible Promissory Note provides for a fixed amount of interest equal to two and one-half percent (2.5%) of the principal amount of the Note, to be paid on or before the applicable Maturity Date regardless of the number of days outstanding. The amount of interest to be paid equals $3,750 in the case of the Crotteau Note and $2,500 in the case of the Thompson Note.

The note holders have the option to convert all or part of any of the remaining principal amount or interest due into shares of the Company's Common Stock at the same price per share as the Company's private investment in public entity ("PIPE") transaction ("PIPE Offering"). The Convertible Promissory Notes further provide that the holder represents and warrants, among other things, that he is an accredited investor.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORANGEHOOK, INC.

Dated:   December 12, 2017
By:  /s/   James L. Mandel
               James L. Mamdel
               Chief Executive Officer